Exhibit 10.1

ELEVENTH AMENDMENT TO

FINANCING AGREEMENT

THIS ELEVENTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated this 31 day of March, 2016, and becoming effective as described in Section 3.2 hereof, is made by and among:

CROWN CRAFTS, INC., a Delaware corporation (“CCI”);

HAMCO, INC., a Louisiana corporation (“Hamco”);

CROWN CRAFTS INFANT PRODUCTS, INC., a Delaware corporation (“CCIP”; together with CCI and Hamco, the “Companies” and each a “Company”); and

THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”),

to the Financing Agreement, dated July 11, 2006 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”), among CIT and the Companies. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement.

RECITALS

A.     Pursuant to the Financing Agreement, CIT has agreed to make loans and extend credit to the Companies in the amounts, upon the terms and subject to the conditions contained therein.

B.     CIT and the Companies have agreed to make certain changes to the Financing Agreement pursuant to the terms and conditions of this Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Companies and CIT hereby agree as follows:

ARTICLE I

AMENDMENTS TO FINANCING AGREEMENT

The Financing Agreement is hereby amended as follows:

(a)     Section 1.1 of the Financing Agreement is amended by deleting the defined term “Fixed Charges” in its entirety and the following is inserted in lieu thereof:

“Fixed Charges shall mean, for any period, the sum of (a) all interest obligations (including the interest component of Capital Leases) of CCI and its subsidiaries paid or due during such period, (b) the amount of all scheduled fees paid by the Companies to CIT during such period, (c) the amount of principal repaid or scheduled to be repaid on Indebtedness of CCI and its subsidiaries (other than the Revolving Loans) during such period, (d) unfinanced Capital Expenditures, as incurred by CCI and its subsidiaries during such period, (e) all federal, state and local income tax expenses due and payable by CCI and its subsidiaries during such period and (f) all cash dividends and distributions paid by CCI to its shareholders or by a subsidiary of CCI to any shareholder other than CCI, other than Excluded Dividends (meaning herein dividends and/or distributions which the Companies request in writing (including electronic “writings”) to be Excluded Dividends and which CIT consents and designates in writing (including electronic “writings”) to be Excluded Dividends).”

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Companies hereby represent and warrant to CIT that:

2.1     Compliance With the Financing Agreement. As of the execution of this Amendment, each Company is in compliance with all of the terms and provisions set forth in the Financing Agreement and the other Loan Documents to be observed or performed by such Company.

2.2     Representations in Financing Agreement. The representations and warranties of each Company set forth in the Financing Agreement and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

2.3     No Event of Default. No Default or Event of Default exists.

ARTICLE III

CONDITIONS PRECEDENT

3.1     Loan Documents. The Financing Agreement and the other Loan Documents are amended to provide that any reference therein to the Financing Agreement shall mean, unless otherwise specifically provided, the Financing Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time.

3.2     Conditions Precedent.

(a)     The amendments to the Financing Agreement contained in this Amendment, shall become effective and be deemed effective on the date hereof (the “Effective Time”), provided the following conditions precedent have been satisfied or waived by CIT:

(i)     CIT shall have received the following documents, each to be in form and content satisfactory to CIT and its counsel:

(x)     this Amendment, duly executed by the Companies; and

(y)     such other documents, instruments and agreements as CIT shall reasonably request in connection with the foregoing matters.

(ii)     There shall not have occurred any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect, as reasonably determined by CIT; and

(iii)     At the Effective Time, no Default or Event of Default exists.

For the avoidance of doubt, it is understood and agreed that if the conditions precedent described in this Section 3.2 are not satisfied or waived by CIT by the Effective Time, the amendments to the Financing Agreement contained in this Amendment shall be deemed to be null and void and of no further force and effect whatsoever.

ARTICLE IV

GENERAL

4.1     Full Force and Effect. As expressly amended hereby, the Financing Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Financing Agreement and the other Loan Documents, “hereinafter,” “hereto,” “hereof,” or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.

4.2     Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.

4.3     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or by electronic transmission in “pdf” or other imaging format shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

4.4     Further Assurances. The Companies shall execute and deliver to CIT such documents, certificates and opinions as CIT may reasonably request to effect the amendments contemplated by this Amendment.

4.5     Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

4.6     Expenses. The Companies shall reimburse CIT for CIT’s legal fees and expenses (whether in-house or outside) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.

4.7     Waiver of Jury Trial.     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AND CIT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

4.8     April 2016 Excluded Dividend. As permitted in the Financing Agreement, as amended by this Amendment, the special dividend of $.25 per share paid by CCI to its shareholders in April 2016 is hereby designated an Excluded Dividend.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

COMPANIES:

CROWN CRAFTS, INC.
HAMCO, INC.
CROWN CRAFTS INFANT PRODUCTS, INC.

By:	/s/ Olivia Elliott
Olivia Elliott
CFO

CIT:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Vernon Wells
Vernon Wells
Vice President

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